UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

☑ Filed by the Registrant	☐ Filed by a Party other than the Registrant

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to § 240.14a-12

AMN HEALTHCARE SERVICES, INC.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☑	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1) Title of each class of securities to which transaction applies:
(2) Aggregate number of securities to which transaction applies:
(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
(4) Proposed maximum aggregate value of transaction:
(5) Total fee paid:
☐	Fee paid previously with preliminary materials.
☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid:
(2) Form, Schedule or Registration Statement No.:
(3) Filing Party:
(4) Date Filed:

ADDITIONAL INFORMATION REGARDING THE

ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON

WEDNESDAY, APRIL 21, 2021

The following supplement relates to the proxy statement (the “Proxy Statement”) of AMN Healthcare Services, Inc. (the “Company”), dated March 10, 2021, furnished to shareholders of the Company in connection with the solicitation of proxies by the Board of Directors of the Company for use at the Annual Meeting of Shareholders (the “Annual Meeting”) to be held on Wednesday, April 21, 2021. This supplement is being filed with the Securities and Exchange Commission and is being made available to shareholders on or about March 29, 2021.

THE SUPPLEMENT SHOULD BE READ IN CONJUNCTION WITH THE PROXY STATEMENT.

Supplement to Definitive Proxy Statement for

Annual Meeting of Shareholders

To Be Held Wednesday, April 21, 2021

Additional Information Regarding Participation at the Annual Meeting

HOW CAN I JOIN THE ANNUAL MEETING?

To protect the health and safety of our shareholders and employees, our Annual Meeting will be held virtually on Wednesday, April, 21, 2021, at 12:00 p.m. Central Time. Shareholders may sign in to the virtual Annual Meeting starting at 11:45 a.m. (Central Time) by going to www.virtualshareholdermeeting.com/AMN2021. We hope to revert back to an in-person annual shareholder meeting format in future years, so long as we believe the risk to the health and safety of our shareholders, employees and other participants is mitigated. In order to register and attend the virtual Annual Meeting, you will need the control number included on your notice or proxy card voting instruction form or electronic notification. If you hold your shares through a securities broker (i.e., in “street name”), you should have received your notice or proxy card from your broker with your 16-digit control number. Only valid shareholders as of the record date, or their proxy holders, will be able to register for the meeting to participate and vote. The virtual Annual Meeting will start promptly at 12:00 p.m. (Central Time). A copy of the list of registered shareholders entitled to vote at the meeting will also be available for examination during the virtual Annual Meeting.

If you encounter any difficulties during the check-in process, please contact a member of the support team at 844-986-0822 if you are located in the United States, or at 303-562-9302 if you are outside the United States.

WILL THERE BE A QUESTION AND ANSWER SESSION?

Yes, as part of our virtual Annual Meeting, we will hold a Q&A session to allow shareholders the opportunity to ask questions similar to an in-person meeting. Once you have entered the virtual Annual Meeting platform, you will be able to type and submit your questions by using the applicable field provided in the web portal before the polls close. You or your proxy holder may participate, vote and ask questions at the virtual Annual Meeting subject to our Annual Meeting rules and procedures. We will post the Rules for Conduct of Meeting to our Investor Relations website at https://ir.amnhealthcare.com no later than one week prior to the Annual Meeting date of April 21, 2021, and will also make them available during the Annual Meeting through the virtual meeting platform. Only shareholders as of the record date or their proxy holders will be permitted to ask questions.

To make our virtual Annual Meeting more efficient, questions may be summarized and/or grouped topically for response and may also be omitted if inappropriate, not germane to the meeting agenda or in violation of any other rules and procedures, including, without limitation, our Annual Meeting Rules of Conduct. Any questions that comply with the Annual Meeting rules and procedures and are not addressed during the meeting will be published and answered as soon as practicable following the meeting on our Investor Relations website at https://ir.amnhealthcare.com.

WHAT IF I HAVE TECHNICAL QUESTIONS?

A member of the technical support team will be available to assist shareholders with any difficulties accessing or participating in the virtual Annual Meeting starting at 11:45 a.m. Central Time on April 21, 2021 through the conclusion of the meeting. If you encounter any difficulties during registration or the meeting, please contact the support team at 844-986-0822, or at 303-562-9302 if you are outside the United States.